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                                                                    EXHIBIT 10.2

                                                                    EXHIBIT C TO
                                                              EXCHANGE AGREEMENT

                                   ASSIGNMENT

         This assignment is made by ARI Network Services Partners, LP, Dolphin Offshore Partners, LP, and SDS Merchant Fund, LP (collectively, "Assignors") in favor of ARI Network Services, Inc. ("Assignee" or "ARI") in fulfillment of the Exchange Agreement between Assignors and ARI dated as of April 24, 2003 (the "Exchange Agreement").

                                    RECITALS

         WHEREAS, Assignors have certain claims, rights, defenses, and interests arising from the Transfer Agreement dated September 27, 2002 and executed between Assignors and RGC International Investors, LDC, a Cayman Islands corporation, relating to a Securities Purchase Agreement, Debenture, Warrants, Investment Options, and Registrations Rights Agreement with and/or issued by ARI Network Services, Inc. and arising from the negotiations, communications, acts and omissions in connection with that Transfer Agreement (the "Transfer Agreement Claims");

         WHEREAS, Assignors have certain claims, rights, defenses, and interests against RGC International Investors, LDC, Rose Glen Capital Management, L.P., RGC General Partner Corp. and their affiliates (collectively, "RGC"), which may have significant monetary value relating to the subject matter of the lawsuit entitled ARI Network Services, Inc. v. RGC International Investors, LDC, et. al, Milwaukee County Circuit Court, Case No. 02-CV-10839 (the "Wisconsin Action Claims");

         WHEREAS, Assignors have certain claims, rights, defenses, and interests against RGC which may have significant monetary value relating to the subject matter of the lawsuit entitled RGC International Investors, LDC v. ARI Network Services, Inc., U.S. District Court for the District of Delaware, Civil Action No. 03-0003 (JF) (the "Delaware Action Claims");

         WHEREAS, Assignors desire to assign, transfer, and set over to ARI, all of Assignors' claims, rights, causes of action, title, interest, and defenses in, relating to, arising from, and that may be asserted with respect to the Transfer Agreement Claims, the Wisconsin Action Claims, and the Delaware Action Claims, and to allow ARI to prosecute those claims in place of Assignors to the full extent allowed by law;

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties agree as follows:

         1. The recitals set forth above are true and correct and are hereby incorporated by this reference.

         2. Assignors hereby assign, transfer and set over to ARI and its successors or assigns any and all of Assignors' claims, rights, causes of action, title, interest, and defenses in, relating

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to, arising from, or that may be asserted against RGC with respect to the
Transfer Agreement Claims, the Wisconsin Action Claims and the Delaware Action Claims, together with Assignors' claims, rights, title, and interest in and to all proceeds, settlements, awards, judgments, or compensation arising out of any or all of the Transfer Agreement Claims, the Wisconsin Action Claims and the Delaware Action Claims, all free and clear of pledges, liens, and encumbrances of any kind or nature including, without limitation, lien rights of Assignors' legal counsel (all of the foregoing collectively the "Assigned Claims").

         3. Assignors covenant and agree that they will provide ARI with all information and all other cooperation, to the extent ARI reasonably deems it necessary, in order to effectuate the purposes of this Assignment and to promote ARI's ability to prosecute the Assigned Claims. Without limiting the generality of the foregoing, Assignors will at all times: (i) to the extent they have any right to do so, make all of their present and former officers, partners, and employees available to cooperate in prosecuting the Assigned Claims and cause them to do so; (ii) share and make available, and allow the review and copying of all documents and other information that may be relevant to the Assigned Claims; (iii) execute and deliver any and all agreements, documents, and instruments, in their own name or otherwise, to the full extent of their legal power and authority, which ARI may reasonably request in order to prosecute and pursue the Assigned Claims pursuant to and in accordance with the terms of this Assignment; and (iv) take any additional action that may be necessary to give full force and effect to the terms and intent of this Assignment. To the extent that such cooperation is requested by ARI, ARI will reimburse Assignors for any reasonable out-of-pocket travel, lodging, copying and communication costs Assignors pay to third parties in connection with Assignors' performance under this paragraph and attorneys' fees to the extent pre-approved and reasonably necessary in connection with the requested cooperation only; provided, however, ARI will have no duty to defend Assignors for their own liabilities, if any. Any out-of-pocket cost in excess of five hundred dollars ($500.00) must be pre-approved by ARI.

         4. Assignors warrant and represent that they have full power and authority to enter into this Assignment, and that they are the legal, record, and beneficial owner of the Assigned Claims free of all claims, encumbrances and interests, and that they have the right to assign the same to ARI. Assignors warrant and represent that no portion of the Assigned Claims has been assigned to anyone else and that no other person or entity has any legal right to pursue the Assigned Claims or share in the proceeds from such Assigned Claims.

         5. Assignors hereby give permission to ARI and to ARI's lawyers to appear for Assignors in any proceeding or court with respect to the Delaware Action Claims and the Wisconsin Action Claims as well as any future lawsuits necessary to prosecute the Assigned Claims to the full extent allowed by law.

         6. This Assignment and the rights and obligations of the parties hereunder shall be governed by, and shall be construed in accordance with, the internal laws of the state of Wisconsin, without regard to conflicts of laws principles.

         7. Despite the fact that Assignors are currently defendants in the Wisconsin litigation referenced in the recitals above, and ARI is receiving all rights in such litigation from Assignors, ARI will not take any action to obtain a judgment or other award against Assignors

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on the claims alleged in the Wisconsin litigation. Furthermore, ARI will request the Court in the Wisconsin litigation to allow ARI to pursue such litigation in its own name as the Assignee pursuant to this assignment and dismiss Assignors as named parties, provided that such action does not prejudice or otherwise damage ARI's right(s) to pursue other parties, including, but not limited to, RGC. If the Court denies such request, ARI is still bound by the first sentence of this paragraph. Thus, ARI and Assignors agree that eventually the Wisconsin litigation will be dismissed as to the Assignors.

         8. Notwithstanding anything contained in this Assignment or otherwise, ARI has the right to choose, in its sole discretion, to prosecute, pursue, settle, compromise, sell, transfer, dismiss or abandon any or all of the Assigned Claims. The pursuit and/or settlement of the Assigned Claims shall be only for the benefit of ARI and its successors and assigns. The Assignors acknowledge and confirm that ARI will have no duty or obligation, under the terms of this Assignment or otherwise, to prosecute or pursue any of the Assigned Claims and shall have no duty or obligation to defend or protect the Assignors in any way from any claim, allegation, cause of action, or liability asserted by RGC or anyone making a claim (i) by or through RGC or (ii) arising from or related to the Transfer Agreement Claims, the Wisconsin Action Claims and/or the Delaware Action Claims.

         9. Assignors and ARI have shared and may share legal advice, work product, attorney-client privileged communications and other confidential information received from their respective counsel that pertains to the Assigned Claims (collectively, together with the terms and conditions of this Agreement, the "Confidential Information"), and they agree that when any Confidential Information has been or is shared, their respective counsel have been and will be acting as consultants to one another in conjunction with the Assigned Claims. Notwithstanding the foregoing, Assignors and ARI agree that their respective counsel's duty is to represent the rights and interests of their own client and that nothing in this Assignment or in the conduct of the parties or their respective counsel will be construed to create any implied representation of the other party to this Assignment. Assignors and ARI further agree that the duty of the respective counsel for each of the parties is to represent the interest of its own client only, and Assignors and ARI waive any rights, if any, to assert this Assignment as a basis for disqualification of counsel for either party in any subsequent action between Assignors and ARI.

         10. Nothing in this Assignment shall constitute or is intended to be a waiver of any attorney-client, work product or any other privilege or immunity, including protections or requirements imposed by or available under any applicable law. All documents and other information contemplated hereby shall remain jointly subject to the attorney-client privilege and the work product privilege, and will be kept confidential by Assignors and ARI, except as reasonably needed to review, pursue and litigate the Assigned Claims. The respective counsel for Assignors and ARI retain the right to maintain their own privileged and confidential communications with their own respective clients. Each of the parties to this Assignment agrees that it will not disclose any Confidential Information, except to the extent reasonably necessary to implement the terms and conditions of this Assignment, to prosecute the Assigned Claims, and as otherwise required by applicable law or a court or government agency of competent jurisdiction, in each case to the extent that the same: (i) is not publicly available; or (ii) was not or could not be obtained from another source not bound by any obligation of confidentiality to either party hereto. Without limiting the foregoing, if either party receives any subpoena or other

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request for disclosure of Confidential Information, the party receiving the same shall so notify the other party as promptly as practicable and both parties shall cooperate with each other in any efforts which either of them reasonably elects to pursue at their own expense in order to preserve the confidentiality of the information in question.

         11. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

COMPANY:                                       BUYERS:

ARI NETWORK SERVICES, INC.                     ARI NETWORK SERVICES PARTNERS
                                               By: TAGLICH BROTHERS, INC.

By: /s/ Brian Dearing
    ------------------------------------
    Brian Dearing,                             By: /s/ Michael Taglich
    Chairman and Chief Executive Officer           -----------------------------
                                                   Michael Taglich
                                                   Managing Partner

                                               DOLPHIN OFFSHORE PARTNERS, LP

                                               By: /s/ Peter E. Salas
                                                   -----------------------------

                                               Name: Peter E. Salas

                                               Title: General Partner

                                               SDS MERCHANT FUND, LP

                                               By: /s/ Steve Derby
                                                   -----------------------------

                                               Name: Steve Derby

                                               Title: Managing Member

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